As filed with the Securities and Exchange Commission on May 16, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Range Resources Corporation*
(Exact name of Registrant as specified in its charter)

Delaware	34-1312571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Throckmorton Street, Suite 1200 Fort Worth, Texas 76102 (817) 870-2601
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Erin W. McDowell Range Resources Corporation 100 Throckmorton Street, Suite 1200 Fort Worth, Texas 76102 (817) 869-4254
(Name, address, including zip code, and telephone number, including area code, of agent for service)

*See Table of Additional Registrants Below

Copies to: Thomas G. Zentner Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter**	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Range Production Company, LLC	Delaware	80-0571783
Range Resources – Appalachia, LLC	Delaware	34-1902948
Range Resources – Louisiana, Inc.	Delaware	46-4710769
Range Resources – Midcontinent, LLC	Delaware	73-1504725
Range Resources – Pine Mountain, LLC	Delaware	56-2381865

** The address for each additional registrant’s principal executive office is 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 and the telephone number of each additional registrant’s principal executive office is (817) 870-2601.

PROSPECTUS

Range Resources Corporation

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Guarantees of Debt Securities of Range Resources Corporation by:

Range Production Company, LLC

Range Resources – Appalachia, LLC

Range Resources – Louisiana, Inc.

Range Resources – Midcontinent, LLC

Range Resources – Pine Mountain, LLC

We may offer and sell the securities listed above in one or more offerings from time to time in one or more classes or series in amounts, at prices and on terms that we will determine at the times of the offerings. This prospectus also covers guarantees of our obligations under any debt securities, which may be given from time to time by one or more of our direct or indirect domestic subsidiaries, on terms to be determined at the time of the offering. Our common stock is listed on the New York Stock Exchange under the symbol “RRC.”

This prospectus provides you with a general description of the securities that may be offered. We will provide the specific terms of the securities, including any guarantees by our subsidiaries, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement and any related free writing prospectus, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.

We may sell these securities directly or through underwriters, agents or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any underwriters, agents or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. PLEASE READ “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 16, 2024

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering and the securities to be sold. This prospectus does not contain all of the information included in the registration statement. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read this prospectus and any accompanying prospectus supplement together with any related free writing prospectus and the additional information described under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement, any related free writing prospectus and the other information to which we refer you. We have not authorized any underwriter, agent, dealer or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus and any related prospectus supplement. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus or any accompanying prospectus supplement as if we had authorized it. This prospectus, any accompanying prospectus supplement and any related free writing prospectus are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate as of any date other than their respective dates, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and any accompanying prospectus supplement, or any sale of a security.

Unless the context otherwise indicates, all references in this prospectus or any accompanying prospectus supplement to “Range,” “Range Resources,” “we,” “our,” “ours,” “us” and the “Company” are to Range Resources Corporation and its consolidated subsidiaries.

i

Range Resources Corporation

Range Resources Corporation, a Delaware corporation, is a Fort Worth, Texas-based independent natural gas, NGLs and crude oil and condensate company, engaged in the exploration, development and acquisition of natural gas and oil properties in the Appalachian region of the United States. Our principal area of operation is the Marcellus Shale in Pennsylvania. Our principal executive offices are located at 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102 (telephone (817) 870-2601). Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”) under the symbol “RRC.” At May 13, 2024, we had approximately 242.6 million shares of common stock outstanding.

Where You Can Find More Information

This prospectus does not contain all of the information included in the registration statement and all of the exhibits and schedules thereto. For further information about the registrants, you should refer to the registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of such documents.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also access the information we file electronically with the SEC through our website at http://www.rangeresources.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website (other than to the extent specified elsewhere herein), and you should not consider it to be a part of this prospectus. You may also inspect reports, proxy statements and other information about Range Resources Corporation at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

Information We Incorporate By Reference

We “incorporate by reference” in this prospectus the following documents that we have previously filed with the SEC. This means that we are disclosing important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC.

Any information that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit) from the date of this prospectus until the offering of the securities terminates or we have filed with the SEC an amendment to the registration statement relating to such offering that deregisters all securities then remaining unsold, and that is deemed “filed” with the SEC, will be incorporated by reference herein and will automatically update and supersede this information. We also incorporate by reference the documents listed below:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC that are incorporated by reference into Part III of such Annual Report on Form 10-K);
•
the description of our common stock, par value $0.01 per share (“common stock”) contained in the Registration Statement on Form 8-A, dated September 20, 1996, including any subsequent amendment(s) or report(s) (or exhibits thereto) filed for the purpose of updating such description, including Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 21, 2024;
•
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on April 23, 2024; and
•
our Current Reports on Form 8-K filed with the SEC on March 15, 2024 and May 8, 2024 (excluding information deemed to be furnished and not filed with the SEC).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information been incorporated by reference in the prospectus but not delivered with the prospectus upon written or oral request at no cost at:

Range Resources Corporation

100 Throckmorton Street, Suite 1200

Fort Worth, Texas 76102

(817) 870-2601

No separate financial statements of any of the additional registrants have been included herein. It is not expected that any of the additional registrants will file reports, proxy statements or other information under the Exchange Act with the SEC.

CAUTIONARY STATEMENT REGARDING Forward-Looking Statements

This prospectus and the documents we incorporate by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These are statements, other than statements of historical fact, that give current expectations or forecasts of future events, including without limitation: drilling plans; planned wells; rig count; our 2024 capital budget; reserve estimates; financial flexibility; expectations regarding future economic and market conditions and their effects on us; our financial and operational outlook and ability to fulfill that outlook; our financial position, balance sheet, liquidity and capital resources and the benefits thereof. These statements typically contain words such as “anticipates,” “believes,” “estimates,” “expects,” “intend,” “may,” “outlook,” “plans,” “projects,” “targets,” “should,” “would” or similar words, indicating that future outcomes are uncertain. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

While we believe that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.

Actual results may vary significantly from those anticipated due to many factors, including:

•
conditions in the oil and gas industry, including supply and demand levels for natural gas, crude oil and natural gas liquids (“NGLs”) and the resulting impact on price;
•
the availability and volatility of securities, capital or credit markets and the cost of capital to fund our operation and business strategy;
•
accuracy and fluctuations in our reserves estimates due to regulations, reservoir performance or sustained low commodity prices;
•
lack of, or disruption in, access to pipelines or other transportation methods;
•
ability to develop existing reserves or acquire new reserves;
•
drilling and operating risks;
•
well production timing;
•
changes in the regulatory climate, either nationally or in our key operating market, that result in difficulty obtaining necessary approvals and permits;
•
changes in geopolitical or economic conditions, including changes in interest rates and inflation rates, both domestically and internationally and more specifically in our key operating market;
•
prices and availability of goods and services, including drilling rigs, material, labor and third-party infrastructure;
•
unforeseen hazards such as weather conditions, health pandemics, acts of war or terrorist acts;
•
security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business;
•
changes in safety, health, environmental, tax and other regulations or requirements or initiatives including those addressing the impact of global climate change, air emissions, waste or water management;

•
the availability, cost, terms and timing of issuance or execution of competition for and challenges to mineral licenses and leases and governmental and other permits and right-of-way and our ability to retain mineral leases;
•
other geological, operating and economic considerations;
•
risks related to our derivative activities;
•
non-performance by third parties of their contractual obligations; or
•
other factors discussed in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K.

You are cautioned that the foregoing list of factors is not exclusive. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to publicly update or revise any of these forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

All forward-looking statements, expressed or implied, included in this prospectus and the documents we incorporate by reference and attributable to Range Resources Corporation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Risk Factors

An investment in our securities involves a significant degree of risk. Before you invest in our securities you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in any accompanying prospectus supplement, together with all of the other information included in this prospectus, any accompanying prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Please read “Cautionary Statement Regarding Forward-Looking Statements.”

Use of Proceeds

Unless we inform you otherwise in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but are not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Pending such use, any net proceeds may be invested temporarily in short-term, interest-bearing, investment-grade securities and/or similar assets as we may determine.

Description of Debt Securities

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.” Except as we may otherwise indicate, the terms of the Senior Indenture and the Subordinated Indenture are identical.

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, our rights and the rights of our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary have the meanings specified in the Indentures.

All references in this section of the prospectus to “we,” “our,” “ours,” “us” and the “Company” are to Range Resources Corporation, the issuer of the Debt Securities, and not to its subsidiaries.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Subordinated Indenture) as described under “—Subordination of Subordinated Debt Securities” or in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more subsidiary guarantors (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “—Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of the series from the Debt Securities of any other series);

(2) whether the Debt Securities of the series are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) whether the Debt Securities of the series will have the benefit of the Subsidiary Guarantees of the Subsidiary Guarantors;

(4) any limit upon the aggregate principal amount of the Debt Securities of the series;

(5) each date on which the principal of the Debt Securities of the series will be payable;

(6) any person to whom any interest on the Debt Securities of the series shall be payable, if other than the person in whose name that Debt Security is registered at the close of business on the record date for such interest;

(7) the interest rate that the Debt Securities of the series will bear, the date or dates from which any such interest shall accrue, the interest payment dates and the record date for any such interest payable on any interest payment date;

(8) each place where the principal of and any premium and interest on the Debt Securities of the series will be payable;

(9) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities of the series may be redeemed, in whole or in part, at our option and, if other than by a Board Resolution, the manner in which any election by us to redeem such Debt Securities shall be evidenced;

(10) any sinking fund or analogous provisions or option of the holders that would obligate us to redeem or purchase the Debt Securities of the series;

(11) the portion of the principal amount, if less than all, of the Debt Securities of the series that will be payable upon declaration of acceleration of the Maturity of such Debt Securities;

(12) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Debt Securities of the series shall be issuable;

(13) if the principal amount of or any premium or interest of any Debt Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

(14) if other than U.S. dollars, the currency or currency units in which the payments of or any premium or interest on any Debt Securities of the series shall be payable and the manner of determining the equivalent thereof in U.S. dollars;

(15) if the principal amount of or any premium or interest on the Debt Securities of the series is to be payable, at our election or at the election of the Holder thereof, in one or more currencies or currency units other than that or those in which such Debt Securities are stated to be payable, the currency or currencies or currency units in which the principal of or any premium or interest on such Debt Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

(16) if the principal amount payable to the Stated Maturity of the Debt Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Debt Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(17) whether the Debt Securities of the series are defeasible and, if other than by a Board Resolution, the manner in which any election by us to defease such Debt Securities shall be evidenced;

(18) if applicable, that the Debt Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Securities, and any transfer of such Global Securities in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(19) any addition to or change in the Events of Default which applies to the Debt Securities of the series and any change in the right of the Trustee or the requisite Holders of such Debt Securities to declare the principal amount due and payable;

(20) whether the Debt Securities of the series are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(21) any addition to or change in the covenants in the Indenture applicable to the Debt Securities of the series; and

(22) any other terms of the Debt Securities of the series not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•
the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;
•
the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and
•
the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series would have been subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “—Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantor.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration, call for redemption, offer to purchase or otherwise, of all our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor Depositary within 90 days;

(2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

(3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“Participants”) and to persons that may hold beneficial interests through Participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its Participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to Participants’ interests) or any such Participant (with respect to interests of Persons held by such Participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any Participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole

Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, convey, sell, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “Successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1) the Successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal of and any premium and interest on the Debt Securities and the performance or observance of our covenants under the Indenture;

(2) immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing;

(3) if, as a result of any such consolidation or merger or such transfer, conveyance, sale, lease or other disposition, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture, the Debt Securities are secured equally and ratably with (or prior to) all indebtedness secured thereby;

(4) any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement are met; and

(5) we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, conveyance, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

The Successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Unless otherwise specified in the prospectus supplement, except in a transaction resulting in the release of a Subsidiary Guarantor in accordance with the terms of the Indenture, each Subsidiary Guarantor may not, and the Company may not permit any Subsidiary Guarantor to, consolidate or merge with or into any Person (other than the Company or another Subsidiary Guarantor) or permit any Person (other than another Subsidiary Guarantor) (such Person, the “Successor Subsidiary Guarantor”) to consolidate or merge with or into such Subsidiary Guarantor or transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets unless:

(1) the Successor Subsidiary Guarantor (if not the Subsidiary Guarantor) is a corporation, partnership, trust or other entity organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and expressly assumes the due and punctual payment of all obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and the Indenture and the performance of the Subsidiary Guarantor’s covenants under the Indenture; and

(2) we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, conveyance, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

The Successor Subsidiary Guarantor (if not the Subsidiary Guarantor) will be substituted for the Subsidiary Guarantor under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, the Subsidiary Guarantor will be relieved from any further obligations under such Indenture and its Subsidiary Guarantee.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1) failure to pay any interest on any Debt Security of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4) failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

(5) failure to perform any of our or any Subsidiary Guarantor’s other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6) certain events of bankruptcy, insolvency, reorganization or other similar laws affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor;

(7) if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture); and

(8) any other Event of Default provided in respect of any Debt Security of that series in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default with respect to us described in clause (6) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such

Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to us described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities of any series, when authorized by a Board Resolution, in certain circumstances, including:

(1) to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to Holders of Debt Securities;

(2) to add to the covenants for the benefit of the Holders of any series of Debt Securities or to surrender any right or power conferred upon us under the terms of the Indenture;

(3) to add any additional Events of Default for the benefit of the Holders of any series of Debt Securities;

(4) to provide for Debt Securities in bearer form, registrable or not registrable as to principal, with or without interest coupons, or to provide for uncertificated Debt Securities;

(5) to secure the Debt Securities;

(6) to establish the form or terms of any series of Debt Securities;

(7) to evidence and provide for the acceptance of appointment under the Indenture of a successor trustee;

(8) to cure any ambiguity, defect or inconsistency;

(9) to make any other provisions with respect to matters or questions under the Indenture, provided that such action may not adversely affect the interests of the Holders of any series of Debt Securities in any material respect;

(10) to add Subsidiary Guarantors; or

(11) in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2) reduce the principal amount of, or any premium or interest on, any Debt Security;

(3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4) change the place where, or the currency in which, any Debt Security or any premium or interest thereon is payable;

(5) impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security in a manner adverse to the Holders;

(6) modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7) except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10) modify such provisions with respect to modification, amendment or waiver; or

(11) following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

In determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action under such Indenture as of any date:

(1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4) certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder when:

(1) either (a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or (b) all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3) we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance.”

Legal Defeasance

The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in Federal income tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit;

(3) such deposit and defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) (assuming all Debt Securities are in default within the meaning of such Act).

(4) such deposit and defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(5) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof;

(6) we have delivered to the Trustee an Officers’ Certificate to the effect that neither such Debt Securities nor any other Debt Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit;

(7) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

(8) we have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance have been complied with.

Covenant Defeasance

The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clause (7) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must irrevocably deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4), (5), (6), (7) and (8) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act, and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee

If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if It Is Our Creditor

Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee

Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

Description of Capital Stock

Under our restated certificate of incorporation, as amended (the “charter”), the total number of shares of all classes of stock which we are authorized to issue is 485,000,000 shares, consisting of two classes: 475,000,000 shares of common stock, and 10,000,000 shares of preferred stock, $1.00 par value per share (“preferred stock”). As of May 13, 2024, there were 267,343,000 shares of our common stock issued (the foregoing amount includes 24,716,000 shares of common stock that we held as treasury stock as of that date) and no shares of our preferred stock issued and outstanding.

The following is a description of some of the terms of our common stock and preferred stock, our charter, our amended and restated by-laws (the “bylaws”) and certain provisions of the Delaware General Corporation Law (the “DGCL”). The following description is not complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part and may be obtained as described above under “Where You Can Find More Information,” and the DGCL. You should read our charter and bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described in this section and for other provisions that may be important to you.

Common Stock

Voting Rights. Each share of our common stock is entitled to one vote in the election of directors and other matters. Our charter does not entitle the holders of our common stock to cumulative voting rights. Unless otherwise provided by applicable law, the rules or regulations of any applicable stock exchange, or our charter or bylaws, every matter to be voted on by our stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of our stock entitled to vote thereon that are present in person or represented by proxy at the applicable meeting.

Election of Directors. Nominees for election as directors at an annual meeting of stockholders shall hold office until the director’s successor is duly elected and qualified or until the director’s earlier death, resignation or removal. Pursuant to our bylaws and subject to the rights of any series of our preferred stock that may be outstanding, each member of our board of directors shall be elected by the affirmative vote of a majority of the votes cast with respect to such director (excluding abstentions, withheld votes and broker non-votes) by the shares represented and entitled to vote at a meeting of stockholders at which a quorum is present; provided, however, that if our board of directors determines that the number of nominees for director exceeds the number of directors to be elected at such meeting (a “Contested Election”) and has not rescinded that determination as provided in our bylaws, each of the directors to be elected at such meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. If an incumbent director fails to receive the affirmative vote of a majority of the votes cast at a meeting for the election of directors (other than a Contested Election), either our Governance and Nominating Committee or such other committee designated by the board of directors pursuant to the bylaws, shall make a recommendation to the board of directors as to whether to accept or reject any resignation that may have been previously tendered by such incumbent director or whether other action should be taken.

Proxy Access. The proxy access provisions contained in our bylaws require us to include in our proxy materials for an annual meeting of stockholders the name of any person nominated for election to our board of directors by a stockholder or group of up to 20 stockholders who owned and have owned, or are acting on behalf of up to 20 stockholders satisfying the requirements of our bylaws who owned and have owned (as defined in our charter), in each case continuously for at least three years, at least 3% (determined as provided in our bylaws) of our outstanding common stock; provided that such stockholders give us written notice of such nomination within the time period set forth in our bylaws and such stockholders and their nominees satisfy the other requirements specified in our bylaws; and provided, further, that the number of such nominees whose names appear in our proxy materials shall not exceed the greater of (x) two nominees and (y) the largest whole number of nominees that does not exceed 20% of the number of our directors then in office, subject to possible reduction as provided in our bylaws.

Dividends and Distributions. Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends payable on our common stock that may be declared by our board of directors out of funds legally available for the payment of dividends. Dividends may be paid in cash, stock or other form. Certain of our debt instruments limit the payment of cash dividends. Upon our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in any of our assets remaining for distribution to our common stockholders after payment of or provision for our debts and other liabilities and subject to any preferential rights of any outstanding shares of our preferred stock to receive distributions in the event of our liquidation, dissolution or winding-up before distributions are made to holders of our common stock.

Preemptive Rights. Common stockholders are not entitled to preemptive rights.

Preferred Stock

Under our charter, our board of directors is authorized, without vote or other action by our stockholders, to cause the issuance of up to 10,000,000 shares of our preferred stock in one or more series from time to time, to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series (which may include, without limitation, voting rights, dividend rights and preferences, liquidation rights and preferences, restrictions on further issuances of the same series or any other series, redemption provisions and rights to convert the preferred stock of such series into other securities) and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding).

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•
before that person became an interested stockholder, the corporation’s board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;
•
upon completion of the transaction that resulted in the interested stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the right to determine confidentially whether share held subject to the plan will be tendered in a tender or exchange offer); or
•
following the transaction in which that person became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the corporation and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if that extraordinary transaction is approved or not opposed by a majority of the directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office. “Business combination” includes mergers, assets sales and other transactions resulting in a financial benefit to the stockholder. “Interested stockholder” is a person who, together with affiliates and associates, owns (or, in some cases within three years prior, did own) 15% or more of the corporation’s voting stock.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue as contemplated by this prospectus.

Anti-Takeover Provisions of Our Charter and Bylaws

The provisions of our charter and bylaws we summarize below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for our common stock.

Any action by our stockholders must be taken at an annual or special meeting of stockholders. Special meetings of the stockholders may be called at any time by the Chairman of the board of directors, the President or the board of directors, and shall be called by the Chairman of the board of directors, the President, a Vice President or the Secretary on the written request of stockholders owning at least a majority in amount of the entire capital stock of the Company issued and outstanding and entitled to vote.

Additionally, our charter and bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing, and also specify requirements as to the form of the stockholder’s notice. Our bylaws further provide that a stockholder, or group of not more than 20 stockholders, who has owned continuously for at least three years shares of common stock representing an aggregate of at least 3% of the Company’s outstanding shares of common stock, may nominate and include in the Company’s proxy materials director nominees not to exceed the greater of (i) two and (ii) 20% of the Company’s board of directors in office as of the proxy access notice date, provided that the stockholder(s) and nominee(s) otherwise satisfy the requirements in the bylaws.

Limitation on Liability of Directors and Officers; Indemnification of Directors and Officers

Our charter provides that our directors and certain officers shall not be personally liable for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) regarding any director, under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) regarding any officer, in any action by or in the right of the Company. Our charter and bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by the DGCL. We believe that these limitations of liability and indemnification provisions are useful to attract and retain qualified directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, L.L.C.

NYSE Listing

Our common stock is listed on the NYSE under the symbol “RRC.”

Description of Depositary Shares

We may offer depositary receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of a class of our preferred stock, as described in any applicable prospectus supplement. Preferred stock of each series of each class represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named in the deposit agreement and the holders from time to time of our depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of our preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Immediately following our issuance and delivery of the preferred stock to the preferred stock depositary, we will cause the depositary to issue, on our behalf, the depositary receipts.

The description in any applicable prospectus supplement will not necessarily be complete, and reference will be made to the relevant deposit agreement and depositary receipts, which will be filed with the SEC. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request.

Description of Warrants

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

Plan of Distribution

We may sell or distribute the securities included in this prospectus through underwriters, agents, dealers, in private transactions, at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•
a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•
ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
through any other method permitted by applicable law and described in the relevant prospectus supplement.

In addition, we may enter into option or other types of transactions that require us to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•
enter into transactions involving short sales of the common stock by broker-dealers;
•
sell common stock short themselves and deliver the units to close out short positions;
•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer, who will then resell or transfer the common stock under this prospectus; or
•
loan or pledge the common stock to a broker-dealer, who may sell the loaned stock or, in the event of default, sell the pledged stock.

To the extent permitted by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering may include the following information to the extent required by law:

•
the names of any underwriters, agents or dealers;
•
the name or names of any managing underwriter or underwriters;
•
the purchase price of the securities;
•
the estimated net proceeds to us from the sale of the securities;
•
any delayed delivery arrangements;
•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•
any discounts or concessions allowed or reallowed or paid to dealers;
•
any commissions paid to agents; and
•
other material terms of the offering.
Sale Through Underwriters or Dealers

If underwriters are used in the sale, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the offered securities may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any offered securities.

If dealers are used, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of their businesses.

Legal Matters

Our legal counsel, Vinson & Elkins L.L.P., will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

Experts

The consolidated financial statements of Range Resources Corporation appearing in Range Resources Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Range Resources Corporation’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The estimates of proved oil and gas reserves for Range Resources Corporation incorporated by reference herein were based on internally prepared reserve estimates. Netherland, Sewell & Associates, Inc., an independent petroleum engineering firm, audited approximately 96% of Range Resources Corporation’s proved reserves as of December 31, 2023. The reserve information has been so incorporated in reliance upon the authority of such firm as experts in such matters.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by Range Resources Corporation (the “Company”) in connection with the issuance and distribution of the securities covered by this Registration Statement, other than underwriting discounts and commissions:

SEC registration fee	$ *
FINRA filing fee	**
Blue sky fees and expenses	**
Fees and expenses of accountant	**
Fees and expenses of legal counsel	**
Fees and expenses of trustee and counsel	**
Fees and expenses of rating agencies	**
Printing and engraving expenses	**
Miscellaneous fees and expenses	**
Total	$ **

* The registrants are deferring payment of the registration fee in reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

** These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions in its limited liability company agreement, if any, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The preceding discussion of Section 145 of the DGCL and Section 18-108 of the DLLCA is not intended to be exhaustive and is qualified in its entirety by the reference to Section 145 of the DGCL and Section 18-108 of the DLLCA.

Indemnification of the officers and directors of the Company

The Company’s Amended and Restated By-laws and Restated Certificate of Incorporation, as amended, each provide that the Company will indemnify and hold harmless to the fullest extent authorized by law each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, whether brought or threatened by or in the right of the Company or by any other person, governmental authority or instrumentality, by reason of the fact that such person, or another person of whom such first person is the legal representative, (a) is or was a director, officer or employee of the Company or (b) while a director, officer or employee of the Company, is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or any other entity or enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee of the Company or in any other capacity while serving as a director, officer, trustee, employee or agent. Such indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of his or her heirs, executors and administrators.

In addition, as permitted by the DGCL, the Restated Certificate of Incorporation provides that directors and certain officers of the Company will have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (1) for any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) regarding any director, under Section 174 of the DGCL, (4) for any transaction from which a director or officer derived an improper personal benefit, or (5) regarding any officer, in any action by or in the right of the Company.

The preceding discussion of the Company’s Amended and Restated Bylaws and Restated Certificate of Incorporation, as amended, is not intended to be exhaustive and is qualified in its entirety by the reference to the Company’s Amended and Restated Bylaws and Restated Certificate of Incorporation, as amended.

The Company has entered into indemnification agreements with its directors and executive officers, and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, the Company will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers of the Company or assumed certain responsibilities at the direction of the Company. The preceding discussion of the Company’s indemnification agreements is not intended to be exhaustive and is qualified in its entirety by reference to such indemnification agreements.

Indemnification of members, managers and officers of Range Production Company, LLC

The Company Agreement of Range Production Company, LLC provides that the company will indemnify and hold each member, each manager and each officer appointed by its board harmless for and from all assessments, costs, damages, expenses, fines, judgments, liabilities, losses, penalties, and reasonable attorney’s and paralegal’s fees and disbursements incurred by the member, the manager or the officer by reason of any act or omission performed or omitted by the member, the manager or the officer on behalf of the company; provided, however, a member, manager or officer will not be indemnified by the company for any of the foregoing resulting from the member’s, the manager’s or the officer’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Company Agreement.

The Company Agreement of Range Production Company, LLC also provides that no member or manager is liable to any other member or the company for any act or omission made in good faith relating to the member’s or the manager’s status as a member or manager, or in the course of the performance of the member’s or the manager’s right and obligations under the Company Agreement; provided, however, that a member or manager is liable to other members or the company for damages caused by any act or omission resulting from the member’s or the manager’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Company Agreement.

The preceding discussion of Range Production Company, LLC’s Company Agreement is not intended to be exhaustive and is qualified in its entirety by the reference to the Company Agreement.

Indemnification of members, managers and officers of Range Resources – Appalachia, LLC

The Amended and Restated Company Agreement of Range Resources – Appalachia, LLC provides that the company will indemnify and hold each member, each manager and each officer appointed by its board harmless for and from all assessments, costs, damages, expenses, fines, judgments, liabilities, losses, penalties, and reasonable attorney’s and paralegal’s fees and disbursements incurred by the member, the manager or the officer by reason of any act or omission performed or omitted by the member, the manager or the officer on behalf of the company; provided, however, a member, manager or officer will not be indemnified by the company for any of the foregoing resulting from the member’s, the manager’s or the officer’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Amended and Restated Company Agreement.

The Amended and Restated Company Agreement of Range Resources – Appalachia, LLC also provides that no member or manager is liable to any other member or the company for any act or omission made in good faith relating to the member’s or the manager’s status as a member or manager, or in the course of the performance of the member’s or the manager’s right and obligations under the Amended and Restated Company Agreement; provided, however, that a member or manager is liable to other members or the company for damages caused by any act or omission resulting from the member’s or the manager’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Amended and Restated Company Agreement.

The preceding discussion of Range Resources – Appalachia, LLC’s Amended and Restated Company Agreement is not intended to be exhaustive and is qualified in its entirety by the reference to the Amended and Restated Company Agreement.

Indemnification of directors and officers of Range Resources – Louisiana, Inc.

The Amended and Restated Bylaws of Range Resources – Louisiana, Inc. provide that the company will indemnify and hold harmless to the fullest extent authorized by law each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, whether brought or threatened by or in the right of the company or by any other person, governmental authority or instrumentality, by reason of the fact that such person, or another person of whom such first person is the legal representative, (a) is or was a director, officer or employee of the company or (b) while a director, officer or employee of the company, is or was serving at the request of the company as a director, officer, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or any other entity or enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee of the company or in any other capacity while serving as a director, officer, trustee, employee or agent at the request of the company. Such indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of such person’s heirs, executors and administrators.

The Amended and Restated Certificate of Incorporation of Range Resources – Louisiana, Inc. provides that no director will be personally liable to the company or its stockholder for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (1) for a breach of the director’s duty of loyalty to the company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. Each person who is or was a director or officer of the company, and each person who serves or served at the request of the company as a director or officer of another enterprise, will be indemnified by the company in accordance with, and to the fullest extent authorized by, the DGCL as it may be in effect from time to time.

The preceding discussion of Range Resources – Louisiana, Inc.’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is not intended to be exhaustive and is qualified in its entirety by the reference to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

Indemnification of members, managers and officers of Range Resources – Midcontinent, LLC

The Amended and Restated Company Agreement of Range Resources – Midcontinent, LLC provides that the company will indemnify and hold each member, each manager and each officer appointed by its board harmless for and from all assessments, costs, damages, expenses, fines, judgments, liabilities, losses, penalties, and reasonable attorney’s and paralegal’s fees and disbursements incurred by the member, the manager or the officer by reason of any act or omission performed or omitted by the member, the manager or the officer on behalf of the company; provided, however, a member, manager or officer will not be indemnified by the company for any of the foregoing resulting from the member’s, the manager’s or the officer’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Amended and Restated Company Agreement. The Amended and Restated Company Agreement of Range Resources – Midcontinent, LLC also provides that no member or manager is liable to any other member or the company for any act or omission made in good faith relating to the member’s or the manager’s status as a member or manager, or in the course of the performance of the member’s or the manager’s right and obligations under the Amended and Restated Company Agreement; provided, however, that a member or manager is liable to other members or the company for damages caused by any act or omission resulting from the member’s or the manager’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Amended and Restated Company Agreement.

The preceding discussion of Range Resources – Midcontinent, LLC’s Amended and Restated Company Agreement is not intended to be exhaustive and is qualified in its entirety by the reference to the Amended and Restated Company Agreement.

Indemnification of members, managers and officers of Range Resources – Pine Mountain, LLC

The Company Agreement of Range Resources – Pine Mountain, LLC provides that the company will indemnify and hold each member, each manager and each officer appointed by its board harmless for and from all assessments, costs, damages, expenses, fines, judgments, liabilities, losses, penalties, and reasonable attorney’s and paralegal’s fees and disbursements incurred by the member, the manager or the officer by reason of any act or omission performed or omitted by the member, the manager or the officer on behalf of the company; provided, however, a member, manager or officer will not be indemnified by the company for any of the foregoing resulting from the member’s, the manager’s or the officer’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Company Agreement. The Company Agreement of Range Resources – Pine Mountain, LLC also provides that no member or manager is liable to any other member or the company for any act or omission made in good faith relating to the member’s or the manager’s status as a member or manager, or in the course of the performance of the member’s or the manager’s right and obligations under the Company Agreement; provided, however, that a member or manager is liable to other members or the company for damages caused by any act or omission resulting from the member’s or the manager’s fraud, gross negligence, willful misconduct, or intentional breach of any provision of the Company Agreement.

The preceding discussion of Range Resources – Pine Mountain, LLC’s Company Agreement is not intended to be exhaustive and is qualified in its entirety by the reference to the Company Agreement.

Item 16. Exhibits.

(a) Exhibits

Exhibit Number		Description
1.1*	—	Form of Underwriting Agreement
4.1	—

Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on May 5, 2004), as amended by the Certificate of First Amendment to Restated Certificate of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on July 28, 2005) and by the Certificate of Second Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q (File No. 001-12209) as filed with the SEC on July 24, 2008) and by the Certificate of Third Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 8-K (File No. 001-12209) as filed with the SEC on May 8, 2024)

4.2	—	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K (File No. 001-12209) as filed with the SEC on May 19, 2016)
4.3	—	Form of Senior Indenture (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (File No. 333-160169) as filed with the SEC on June 23, 2009)
4.4	—	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-3 (File No. 333-160169) as filed with the SEC on June 23, 2009)
4.5	—	Form of Stock Certificate (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (File No. 333-160169) as filed with the SEC on June 23, 2009)
4.6*	—	Form of Certificate of Designation
4.7*	—	Form of Debt Securities
4.8*	—	Form of Warrant Agreement
4.9*	—	Form of Depositary Agreement
5.1**	—	Opinion of Vinson & Elkins L.L.P.
23.1**	—	Consent of Vinson & Elkins L.L.P. (included in their opinion filed as Exhibit 5.1 hereto)
23.2**	—	Consent of Ernst & Young LLP, independent registered public accounting firm for the Company
23.3**	—	Consent of Netherland, Sewell & Associates, Inc., independent petroleum engineering firm for the Company
24.1**	—	Powers of Attorney (included on the signature page of this Registration Statement)
25.1***	—	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture
25.2***	—	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture
107**	—	Filing Fee Table

* To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference into this registration statement.

** Filed herewith.

*** To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) To file an application for the purpose of determining the eligibility of the trustee under each the Senior Debt Indenture and the Subordinated Debt Indenture to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

(h) To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 16th day of May, 2024.

RANGE RESOURCES CORPORATION

By:	/s/ Dennis L. Degner
Dennis L. Degner
Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis L. Degner, Mark S. Scucchi, Erin W. McDowell and Ashley S. Kavanaugh and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis L. Degner	Chief Executive Officer, President and Director	May 16, 2024
Dennis L. Degner	(Principal Executive Officer)

/s/ Mark S. Scucchi	Executive Vice President — Chief Financial Officer	May 16, 2024
Mark S. Scucchi	(Principal Financial Officer)

/s/ Ashley S. Kavanaugh	Vice President — Controller; Principal Accounting Officer	May 16, 2024
Ashley S. Kavanaugh	(Principal Accounting Officer)

/s/ Brenda A. Cline	Director	May 16, 2024
Brenda A. Cline

/s/ Margaret K. Dorman	Director	May 16, 2024
Margaret K. Dorman

/s/ James M. Funk	Director	May 16, 2024
James M. Funk

/s/ Steven D. Gray	Director	May 16, 2024
Steven D. Gray

/s/ Charles G. Griffie	Director	May 16, 2024
Charles G. Griffie

/s/ Greg G. Maxwell	Chairman of the Board	May 16, 2024
Greg G. Maxwell

/s/ Reginal W. Spiller	Director	May 16, 2024
Reginal W. Spiller

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 16th day of May, 2024.

RANGE PRODUCTION COMPANY, LLC RANGE RESOURCES – APPALACHIA, LLC RANGE RESOURCES – MIDCONTINENT, LLC RANGE RESOURCES – PINE MOUNTAIN, LLC

By:	/s/ Dennis L. Degner
Dennis L. Degner
Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis L. Degner, Mark S. Scucchi, Erin W. McDowell and Ashley S. Kavanaugh and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Dennis L. Degner	Chief Executive Officer, President and Manager	May 16, 2024
Dennis L. Degner	(Principal Executive Officer)

/s/Mark S. Scucchi	Executive Vice President — Chief Financial Officer and Manager	May 16, 2024
Mark S. Scucchi	(Principal Financial Officer)

/s/Ashley S. Kavanaugh	Vice President — Controller; Principal Accounting Officer	May 16, 2024
Ashley S. Kavanaugh	(Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on the 16th day of May, 2024.

RANGE RESOURCES — LOUISIANA, INC.

By:	/s/ Dennis L. Degner
Dennis L. Degner
Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis L. Degner, Mark S. Scucchi, Erin W. McDowell and Ashley S. Kavanaugh and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Dennis L. Degner	Chief Executive Officer, President and Director	May 16, 2024
Dennis L. Degner	(Principal Executive Officer)

/s/Mark S. Scucchi	Executive Vice President — Chief Financial Officer and Director	May 16, 2024
Mark S. Scucchi	(Principal Financial Officer)

/s/Ashley S. Kavanaugh	Vice President — Controller; Principal Accounting Officer	May 16, 2024
Ashley S. Kavanaugh	(Principal Accounting Officer)